UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 24, 2023
THE TRADE DESK, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37879	27-1887399
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
42 N. Chestnut Street
Ventura, California 93001
(Address of principal executive offices) (Zip Code)
(805) 585-3434
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value $0.000001 per share	TTD	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01    Other Events.

On April 24, 2023, the board of directors (the “Board”) of The Trade Desk, Inc. (the “Company”) approved equity awards with a target equity amount of $25.0 million (the “2023 Equity Award”) for Jeff Green, the Company’s Chief Executive Officer and a member of the Board. The 2023 Equity Award was approved upon the recommendation of the compensation committee of the Board in connection with annual equity awards granted to employees, including executive officers, of the Company. Mr. Green abstained from the vote.

In exercising its discretion to grant the 2023 Equity Award, the Board recognized the pivotal role Mr. Green has played in the Company’s success since its initial public offering, which has translated into best-in-class stockholder returns, and wanted to further align his interests with long-term stockholder interests. The Board considered Mr. Green’s continuing contributions to the Company’s operational and strategic performance and the importance of his future contributions to the Company, and evaluated such performance against other companies in the Company’s compensation peer group. The Board also considered the Company’s extraordinary performance relative to such companies in a difficult market environment with current macroeconomic conditions and the impact those conditions have had on the retention value of the market-based performance stock option the Board granted to Mr. Green in October 2021.

The 2023 Equity Award was approved in the form of a time-based restricted stock award (“RSA”) for shares of the Company’s Class A common stock, par value $0.000001 per share (the “Class A Common Stock”), and a stock option to purchase shares of Class A Common Stock. The quantity of equity awards granted was based on the average closing stock price for a share of Class A Common Stock for 45 consecutive trading days ending on, and including, the grant date. Based on this methodology, Mr. Green was granted 213,092 shares of restricted Class A Common Stock and a stock option to purchase 345,113 shares of Class A Common Stock.

The RSA vests in equal quarterly installments over a four-year period, with 1/16th of the shares vesting on August 15, 2023, and 1/16th of the shares vesting on each quarterly anniversary thereafter, contingent upon Mr. Green remaining continuously employed by the Company through each applicable vesting date.

The stock option vests and becomes exercisable over a four-year period, with 1/48th of the shares vesting on each monthly anniversary of the grant date, contingent upon Mr. Green remaining continuously employed by the Company through each applicable vesting date.

The 2023 Equity Award was granted pursuant to the terms and conditions of the Company’s 2016 Incentive Award Plan.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TRADE DESK, INC. (Registrant)

Date: April 26, 2023
	By:	/s/ Blake J. Grayson
Blake J. Grayson
Chief Financial Officer (Principal Financial and Accounting Officer)